Exhibit 99.3

Selected Unaudited Condensed Consolidated Pro Forma Financial Data
The following unaudited condensed consolidated pro forma statement of financial condition as of December 31, 2005, and the unaudited condensed consolidated pro forma statements of operations for the year ended December 31, 2005, have been prepared to reflect the merger of Pinnacle Financial Partners, Inc. (“Pinnacle”) and Cavalry Bancorp, Inc. (“Cavalry”). The unaudited condensed consolidated pro forma statement of financial condition is presented as if the merger occurred on December 31, 2005, while the unaudited condensed consolidated pro forma statements of operations are presented as if the merger occurred on January 1, 2005. The unaudited pro forma acquisition adjustments, including those to adjust Cavalry’s net assets to fair value, are preliminary and subject to change as additional analyses are performed and as additional information becomes available.

The unaudited condensed consolidated pro forma financial data set forth below is not necessarily indicative of results that would have actually been achieved if the merger transaction had been consummated as of the date indicated, or that may be achieved in the future. This information should be read in conjunction with the historical consolidated financial statements of each of Pinnacle and Cavalry (and the notes to them), which for Pinnacle are included in Pinnacle’s Annual Report on Form 10-K for the year ended December 31, 2005 and which for Cavalry are filed herewith as Exhibit 99.2.

Unaudited Condensed Consolidated Pro Forma Balance Sheet as of December 31, 2005

	Pinnacle Financial Partners, Inc.	Cavalry Bancorp, Inc.		Pro Forma Acquisition Adjustments	Pro Forma Combined
(Dollars in thousands)

Assets
Cash and cash equivalents	$58,655	$49,623	A	(7,230)	$100,923
			E	(125)
Investment securities:
Held to maturity	27,331	--		--	27,331
Available for sale	251,749	41,008		--	292,757

Loans held for sale	4,874	1,170		--	6,044

Loans	648,024	511,081	D	(1,093)	1,153,257
			B	(4,755)
Allowance for loan losses	(7,858)	(5,247)	D	1,093	(12,012)
Loans, net	640,166	505,834			1,141,245

Goodwill	--	1,772	B	113,318	115,090

Core deposit intangible	--	--	B	13,168	13,168
Premises and equipment	12,916	16,316	B	4,567	33,799
Other assets	21,081	22,601	E	125	43,807

Total assets	$1,016,772	$638,324		$119,068	$1,774,164

Liabilities and Stockholders’ Equity
Deposits	$810,151	$572,820	B	2,600	$1,385,571
Advances from Federal Home Loan Bank	41,500	2,780		--	44,280
Securities purchased under agreements to resell	65,834	--		--	65,834
Subordinated debentures	30,929	--		--	30,929
Accrued expenses and other liabilities	4,922	4,181	A	(3,373)	13,895
			A	2,797
			C	177
			B	1,119
			B	4,072

Total liabilities	953,336	579,781			1,540,509

Stockholders’ equity:

Common stock	8,427	19,354	B	(19,354)	15,284
			B	6,857
Additional paid in capital	44,891	--	B	163,539	208,253
			C	(177)
Unearned compensation	(170)	--		--	(170)
Retained earnings	13,182	39,766	A	(6,654)	13,182
			B	(33,112)
Accumulated other comprehensive (loss)	(2,894)	(577)	B	577	(2,894)
Total stockholders’ equity	63,436	58,543			233,655

Total liabilities and stockholders’ equity	$1,016,772	$638,324		$119,068	$1,774,164

(A)
To reflect the impact to Cavalry’s consolidated statement of financial condition for the impact of merger related charges recognized by Cavalry in 2006 and prior to consummation of the merger. It is estimated that $1.5 million of the cash payments made to certain Cavalry employees will not be tax deductible.

                Retained earnings                 $ 6,654
Taxes payable                      3,373
Cash                                 $ 7,230
Accrued expenses                               2,797

(B)
To reflect the impact of the issuance of Pinnacle common stock for outstanding common stock of Cavalry at the 0.95 exchange ratio. As the exchange ratio is fixed pursuant to the merger agreement, the value of the shares issued by Pinnacle to Cavalry shareholders upon consummation of the merger were valued in accordance with EITF 99-12, “Determination of the Measurement Date for the Market Price of Acquiror Securities Issued in a Purchase Business Combination.” Other components of the purchase price consideration are estimated costs directly attributable to the merger to be incurred by Pinnacle of $1,119,000 and the estimated fair value of options to acquire Pinnacle common stock issued to holders of options to acquire Cavalry common stock pursuant to the merger agreement. The fair value of the exchange options was estimated using the Black-Scholes method.

Number of Cavalry shares outstanding	7,217,565
Exchange ratio to Pinnacle shares	95%

Number of Pinnacle shares to exchange	6,856,687
Average price of Pinnacle shares used for merger	$24.53

Fair Value of Pinnacle Consideration Shares	$168,181
Total fair value of Pinnacle options	2,907
Acquisition costs incurred by Pinnacle	1,119
Total estimated consideration	$172,207

Less: Cavalry stockholders’ equity at December 31, 2005	(58,543)
Cavalry merger costs incurred post-December 31, 2005	(6,654)
Estimated fair value adjustments to Cavalry’s net assets:
Eliminate Cavalry goodwill	1,772
Loans	(4,755)
Property and equipment	4,567
Deposits	(2,600)
Core deposit intangible	13,168
Deferred income taxes	(4,072)
Estimated Goodwill	$115,090

Goodwill	$113,318
Common stock of Cavalry	19,354
Retained earnings of Cavalry	33,112
Property and equipment	4,567
Core deposit intangible asset	13,168
Other comprehensive loss of Cavalry		$577
Loans		4,755
Deposits		2,600
Deferred income tax liabilities		4,072
Accrued liabilities (acquisition costs)		1,119
Common stock of Pinnacle		6,857
Additional paid-in capital for Pinnacle		163,539

(C)	To reflect the costs associated with the joint proxy/registration statement.

Additional paid-in capital	$177
Accrued liabilities		$177

(D)
To adjust Cavalry’s loan portfolio and allowance for loan losses for those loans which Pinnacle does not expect to collect all contractually required payments on the loan, in accordance with AICPA Statement of Position 03-3, “Accounting for Certain Loans or Debt Securities Acquired in a Transfer.”

Allowance for loan losses	$1,093
Loans		$1,093

(E)
To reflect a $125,000 cash payment and related prepaid asset associated with the one-year consulting contract between Pinnacle and a current Cavalry employee which was effective upon consummation of the merger.

Other assets	$125
Cash		$125

Unaudited Condensed Consolidated Pro Forma Statement of Operations for the Year Ended December 31, 2005

	Pinnacle Financial Partners, Inc.	Cavalry Bancorp, Inc.		Pro Forma Acquisition Adjustments	Pro Forma Combined
(In thousands except per share information)
Interest income	$46,308	$32,905	A	$3,250	$82,463
Interest expense	17,270	9,286	A	(1,163)	25,393

	29,038	23,619		4,413	57,070
Provision for loan losses	2,152	728		--	2,880

Net interest income after provision for loan losses	26,886	22,891		4,413	54,190

Noninterest income	5,394	12,332		--	17,726
Noninterest expense	21,032	24,167	A	136	43,727
			B	125
			C	(1,733)
Amortization of intangible assets	--	--	D	2,127	2,127

Income before income taxes	11,248	11,056		3,758	26,062
Income taxes	3,193	3,723	E	1,474	8,390

Net income	$8,055	$7,333		$2,284	$17,672

Per share information:
Basic net income per common share	$0.96	$1.02			$1.16
Diluted net income per common share	$0.85	$1.00			$1.08

Weighted average shares outstanding:
Basic	8,408,663	7,217,565			15,265,350
Diluted	9,464,500	7,328,744			16,426,792

Year
Ended
December 31, 2005
(A) Amortization of fair value adjustments for the following items:

Increase in interest income - Accretion of loan discount	$3,250
Decrease in interest expense - Amortization of deposit premium	1,163
Increase in noninterest expense - Depreciation related to premises and equipment write-up	136

(B) Increase in noninterest expense - Compensation related to consulting contract	125

(C) Decrease in noninterest expense - Salaried Executive Retirement Plan	1,733

(D) Increase in amortization of intangible assets - Amortization of core deposit intangible over seven year life using an accelerated amortization method	2,127

(E) Increase in tax expense due to tax impact of above items	1,474

Note to Unaudited Condensed Consolidated Pro Forma Statement of Operations for the Year Ended December 31, 2005

During the three months ended March 31, 2006, Cavalry recorded approximately $10.0 million in merger related charges which are not reflected in the above pro forma results for the year ended December 31, 2005. These merger related charges are more fully described as pro forma entry A on the accompanying unaudited condensed consolidated pro forma balance sheet as of December 31, 2005.

Additionally, the Company recorded approximately $443,000 in merger related charges during the first quarter ended March 31, 2006 which have not been considered in the above pro forma results.